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                                                                     Exhibit 5.1

                                October 4, 2000



Puget Sound Energy, Inc.
411 - 108th Avenue N.E.
Bellevue, WA  98004

     Re:  Puget Sound Energy Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Puget Sound Energy, Inc., a Washington corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $500,000,000 principal amount of (i) Senior Notes of the Company (the "Notes"), (ii) Subordinated Debentures of the Company (the "Debentures"), and
(iii) the guarantee by the Company of the Trust Preferred Securities (the "Preferred Securities") of Puget Sound Energy Capital Trust II (the "Guarantee") (the Notes, Debentures and Guarantee, collectively, the "Securities"). Capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the Registration Statement.

     The Notes are to be issued under a senior note indenture (the "Note Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Note Trustee"), which may include one or more supplemental indentures thereto according to the terms of the Note Indenture. The Debentures are to be issued under an indenture between the Company and Bank One Trust Company, N.A., as trustee (the "Debenture Trustee"), and one or more supplemental indentures thereto (collectively, the "Debenture Indenture"). The Guarantee is to be issued pursuant to a preferred securities guarantee agreement (the "Guarantee Agreement") to be entered into between the Company and Bank One Trust Company, N.A., as trustee (the "Guarantee Trustee").

     We have examined the Registration Statement and such other instruments, documents and records of the Company, certificates of public officials and other materials that we deemed necessary or appropriate in giving this opinion (collectively, the "Documents"). In such examination, we have assumed the following: (a) the authenticity of original Documents and the genuineness of all signatures, (b) the conformity to the originals of all Documents submitted to us as copies, (c) the requisite power and due authorization, corporate or otherwise, to enter into the Documents and to perform all obligations thereunder, (d) the validity and binding effect of the Documents, enforceable in accordance with their terms, and
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Puget Sound Energy, Inc.
October 4, 2000
Page 2

(e) the truth, accuracy and completeness of the information, representations and warranties contained in the Documents.

     Based upon the foregoing examination, we are of the opinion that:

     1. The Notes will be duly authorized, validly issued and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, and the Note Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed and delivered by the Company and the Note Trustee; (ii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Notes, as contemplated by the Registration Statement and the Note Indenture; (iii) the Note Indenture under which such Notes are to be issued shall have been duly executed as provided in such resolutions and the Notes shall have been duly executed and authenticated as provided in the Note Indenture so as not to violate any applicable law, agreement or instrument then binding upon the Company, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (iv) the Washington Utilities and Transportation Commission has issued the appropriate orders authorizing the issuance and sale of the Notes.

     2. The Debentures will be duly authorized, validly issued and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the Debenture Indenture shall have been qualified under the Trust Indenture Act, and duly executed and delivered by the Company and the Debenture Trustee;
         (ii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Debentures, as contemplated by the Registration Statement and the Debenture Indenture; (iii) the Debenture Indenture under which such Debentures are to be issued shall have been duly executed as provided in such resolutions and the Debentures shall have been duly executed and authenticated as provided in the Debenture Indenture so as not to violate any applicable law, agreement or instrument then binding upon the Company, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (iv) the Washington Utilities and Transportation Commission has issued the appropriate orders authorizing the issuance and sale of the Debentures.
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Puget Sound Energy, Inc.
October 4, 2000
Page 3

     3. The Guarantee will be a duly authorized, validly issued and binding obligation of the Company when (i) the Registration Statement, as finally amended (including any necessary post-effective amendment) shall have become effective under the Securities Act; (ii) the Guarantee shall have been qualified under the Trust Indenture Act, and duly executed and delivered by the Company and the Guarantee Trustee;
         (iii) the Preferred Securities shall have been legally issued, as provided in the applicable Declaration of Trust; (iv) the Guarantee shall have been duly executed and delivered as provided in the Guarantee Agreement so as not to violate any applicable law, agreement or instrument then binding upon the Company; and (v) the Washington Utilities and Transportation Commission has issued the appropriate orders authorizing the Guarantee.

     The opinions expressed above are subject to the following exclusions and qualifications:

     A. We express no opinion as to the validity, binding effect or enforceability of any right or obligation to the extent that such right or obligation may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including those relating to the availability of the remedy of specific performance or injunctive relief or (iii) the effect of federal and state securities laws and principles of public policy on rights of indemnity and contribution.

     B. We express no opinion as to any laws other than the federal laws of the United States and the state of Washington and we express no opinion with respect to the laws, regulations or ordinances of any county, municipality or governmental subdivision or agency thereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                       Very truly yours,



                                       /s/ Perkins Coie LLP